Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Paula Oswald
U.S. Bank National Association
633 W. 5TH Street, 24th Floor
Los Angeles, CA 90071
(213) 615-6043
(Name, address and telephone number of agent for service)

THORATEC CORPORATION

(Issuer with respect to the Securities)

California (State or other jurisdiction of incorporation or organization)	94-234064 (I.R.S. Employer Identification No.)

6035 Stoneridge Drive, Pleasanton, CA (Address of Principal Executive Offices)	94588 (Zip Code)

Senior Subordinated Convertible Notes Due 2034
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit 1.	A copy of the Articles of Association of the Trustee.*

Exhibit 2.	A copy of the certificate of authority of the Trustee to commence business.*

Exhibit 3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

Exhibit 4.	A copy of the existing bylaws of the Trustee.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to Registration Number 333-67188. A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 14th day of September, 2004.

U.S. BANK NATIONAL ASSOCIATION

By:	/s Bradley Scarbrough

Bradley Scarbrough Vice President

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Exhibit 6

CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 14, 200

U.S. BANK NATIONAL ASSOCIATION

	By:	/s Bradley Scarbrough

Bradley Scarbrough Vice President

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Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2004

($000’s)

6/30/2004
Assets
Cash and Due From Depository Institutions	$7,475,658
Federal Reserve Stock	0
Securities	39,934,622
Federal Funds	2,663,649
Loans & Lease Financing Receivables	119,013,580
Fixed Assets	1,844,577
Intangible Assets	10,112,137
Other Assets	8,692,406

Total Assets	$189,736,629
Liabilities
Deposits	$126,260,502
Fed Funds	3,078,856
Treasury Demand Notes	4,499,113
Trading Liabilities	123,543
Other Borrowed Money	24,852,349
Acceptances	169,141
Subordinated Notes and Debentures	5,469,689
Other Liabilities	5,465,553

Total Liabilities	$169,918,746
Equity
Minority Interest in Subsidiaries	$1,009,877
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	6,997,518

Total Equity Capital	$19,817,883
Total Liabilities and Equity Capital	$189,736,629

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s Bradley Scarbrough Vice President

Date: September 14, 2004

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